Exhibit 99.1

GAP INC. ANNOUNCES SECOND QUARTER DIVIDEND AND RESUMPTION OF SHARE REPURCHASE PROGRAM

SAN FRANCISCO – May 11, 2021 – Gap Inc. (NYSE: GPS) today announced its board of directors has authorized a second quarter fiscal year 2021 dividend of $0.12 per share, payable on or after July 28, 2021 to shareholders of record at the close of business on July 7, 2021.

Additionally, the company announced the resumption of its share repurchase program, which has $800 million of its $1 billion authorization remaining. Subject to market conditions and other considerations, the company currently intends to repurchase up to $200 million of shares under the program in the remainder of fiscal year 2021.

Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding future share repurchases, including the potential timing and amounts thereof.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. Information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021, as well as the company’s subsequent filings with the Securities and Exchange Commission.
These forward-looking statements are based on information as of May 11, 2021. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc., a collection of purpose-led lifestyle brands, is the largest American specialty apparel company offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, and Athleta brands. The company uses omni-channel capabilities to bridge the digital world and physical stores to further enhance its shopping experience. Gap Inc. is guided by its purpose, Inclusive, by Design, and takes pride in creating products and experiences its customers love while doing right by its employees, communities, and planet. Gap Inc. products are available for purchase worldwide through company-operated stores, franchise stores, and e-commerce sites. Fiscal year 2020 net sales were $13.8 billion. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Steve Austenfeld
(415) 427-1807
Investor_relations@gap.com
Media Relations Contact:
Megan Foote
(415) 832-1989
Press@gap.com